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                                                                  EXHIBIT 10.17
                             PYRAMID BREWERIES INC.

                        2003 EMPLOYEE STOCK PURCHASE PLAN

                               SECTION 1. PURPOSES

         The purposes of the Pyramid Breweries Inc. 2003 Employee Stock Purchase Plan (the "Plan") are to (a) assist employees of Pyramid Breweries Inc. (the "Company") and its Designated Corporations (as defined in Section 2) in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) encourage such employees to remain in the employment of the Company and its Designated Corporations.

                             SECTION 2. DEFINITIONS

         As used in the Plan:

         "BOARD" means the Board of Directors of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the Company's Compensation Committee or any other committee of the Board appointed by the Board to administer the Plan.

         "COMPANY" means Pyramid Breweries Inc., a Washington corporation.

         "COMPANY TRANSACTION" means consummation of

         (a) a merger or consolidation of the Company with or into any other company, entity or person; or

         (b) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company's outstanding securities or all or substantially all the Company's assets;

provided, however, that a Company Transaction shall not include a Related Party Transaction.

         "DESIGNATED CORPORATION" means any domestic Parent Corporation or Subsidiary Corporation or any other Parent Corporation or Subsidiary Corporation that is designated as eligible to participate in the Plan by the Board or the Committee.

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         "ELIGIBLE COMPENSATION" means all regular straight time salary or earnings and does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave or any other special payments.

         "ELIGIBLE EMPLOYEE" means any employee of the Company or a Designated Corporation who is in the employ of the Company or any Designated Corporation on one or more Offering Dates and who meets the following criteria:

         (a) the employee does not, immediately after the Option is granted, own stock (as defined by Code Sections 423(b)(3) and 424(d)) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or a Subsidiary Corporation;

         (b) the employee's customary employment is for 20 hours or more per week (or any lesser number of hours established by the Plan Administrator for a future Offering); and

         (c) if specified by the Plan Administrator for a future Offering, the employee has been employed for a certain minimum period of time as of an Offering Date; provided, however, that any such minimum employment period may not exceed two years.

         If any employee of a Designated Corporation is eligible to participate in the Plan, then all employees of that Designated Corporation who meet the requirements of this paragraph shall also be considered Eligible Employees.

         "ENROLLMENT AGREEMENT" means a written instrument, in a form designated or approved by the Plan Administrator, that an Eligible Employee must submit to the Company to enroll in the Plan.

         "ESPP BROKER" means a qualified stock brokerage or other financial services firm that has been designated or approved by the Plan Administrator.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FAIR MARKET VALUE" shall be as established in good faith by the Plan Administrator or, if the Stock is listed on the Nasdaq National Market, Fair Market Value shall mean the closing price of the Stock on the Offering Date or on the Purchase Date, as applicable. If no sales of the Stock were made on the Nasdaq National Market on the applicable date, Fair Market Value shall mean the closing price of a share of the Stock as reported for the next preceding day on which sales of the Stock were made on the Nasdaq National Market.

         "OFFERING" has the meaning set forth in Section 5.1.

         "OFFERING DATE" means the first day of an Offering.
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         "OPTION" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

         "PARENT CORPORATION" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "PARTICIPANT" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in
Section 7.1 and who has not withdrawn from the Plan or whose participation in the Plan has not terminated.

         "PLAN" means the Pyramid Breweries Inc. 2003 Employee Stock Purchase Plan.

         "PLAN ADMINISTRATOR" has the meaning set forth in Section 3.1.

         "PURCHASE DATE" means the last day of each Purchase Period.

         "PURCHASE PERIOD" has the meaning set forth in Section 5.2.

         "PURCHASE PRICE" has the meaning set forth in Section 6.

         "RELATED PARTY TRANSACTION" means (a) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (b) a sale, lease, exchange or other transfer of the Company's assets to a majority-owned subsidiary company; (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including but not limited to, reincorporating the Company in a different jurisdiction or creating a holding company; or (d) a corporate dissolution or liquidation.

         "STOCK" means the common stock, $.01 par value per share, of the Company.

         "SUBSIDIARY CORPORATION" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "SUCCESSOR COMPANY" has the meaning set forth in Section 17.3.

         "WITHDRAWAL NOTICE" means a notice, in a form designated or approved by the Plan Administrator, that a Participant must submit to the Company to withdraw from the Plan pursuant to Section 11.3.


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                            SECTION 3. ADMINISTRATION

3.1      PLAN ADMINISTRATOR

         The Plan shall be administered by the Board or the Committee or, if and to the extent the Board or Committee designates an executive officer of the Company to administer the Plan, by such executive officer (each, the "Plan Administrator"). Any decisions made by the Plan Administrator shall be applicable equally to all Participants.

3.2      ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

         Subject to the provisions of the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5). The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate ministerial duties to such of the Company's officers or employees as it so determines.

                        SECTION 4. STOCK SUBJECT TO PLAN

         Subject to adjustment from time to time as provided in Section 17, a maximum of 500,000 shares of Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

                            SECTION 5. OFFERING DATES

5.1      OFFERINGS

         (a) Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings (each, an "Offering"). Offerings shall commence on January 1, April 1, July 1 and October 1 of each year and end on the next March 31, June 30, September 31 and December 31, respectively, occurring thereafter.

         (b) Notwithstanding the foregoing, the Plan Administrator may establish
(i) a different term for one or more future Offerings and (ii) different commencing and ending dates for such Offerings; provided, however, that an Offering may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the Fair Market Value of the Stock on the Purchase Date, the Offering may not exceed 27 months.

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         (c) In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

5.2      PURCHASE PERIODS

         (a) Each Offering shall consist of one Purchase Period (a "Purchase Period"). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Purchase Periods shall commence on January 1, April 1, July 1 and October 1 of each year and shall end on the next March 31, June 30, September 30 and December 31, respectively, occurring thereafter.

         (b) Notwithstanding the foregoing, the Plan Administrator may establish
(i) a different term for one or more future Purchase Periods and (ii) different commencing dates and Purchase Dates for any such Purchase Period.

         (c) In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

                            SECTION 6. PURCHASE PRICE

6.1      GENERAL RULES

         Subject to Section 6.2, the purchase price (the "Purchase Price") at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 85% of the lesser of
(a) the Fair Market Value of the Stock on the Offering Date of such Offering and
(b) the Fair Market Value of the Stock on the Purchase Date. Notwithstanding the foregoing, the Plan Administrator may establish a different Purchase Price for any Offering, which shall not be less than the Purchase Price set forth in the preceding sentence.

6.2      CHANGE IN PURCHASE PRICE

         (a) Notwithstanding the foregoing, if on the effective date of shareholder approval of the Plan, the Fair Market Value of a share of Stock is higher than the Fair Market Value on an Offering Date that occurred prior to the date of such shareholder approval, the Purchase Price for the Stock in such Offering shall be 85% of the lesser of (i) the Fair Market Value of the Stock on the effective date of shareholder approval of the Plan and (ii) the Fair Market Value of the Stock on the Purchase Date.

         (b) In addition, if an increase in the number of shares of Stock authorized for issuance under the Plan is approved by the shareholders of the Company and all or a portion of such additional shares are to be issued during one or more Offerings that are underway at

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the time of shareholder approval of such increase, then, if as of the date of such shareholder approval, the Fair Market Value of a share of Stock is higher than the Fair Market Value on the Offering Date for any such Offering, the Purchase Price for such additional shares shall be 85% of the lesser of (a) the Fair Market Value of the Stock on the date of such shareholder approval and (b) the Fair Market Value of the Stock on the Purchase Date.

                      SECTION 7. PARTICIPATION IN THE PLAN

7.1      INITIAL PARTICIPATION

         An employee shall become a Participant in the Plan on the first Offering Date after (a) qualifying as an Eligible Employee under the Plan and
(b) delivering a completed Enrollment Agreement to the Company that complies with the procedures and requirements established by the Plan Administrator for enrollment in the Plan. An Eligible Employee who does not submit an Enrollment Agreement to the Company shall not participate in the Plan for that Offering or for any subsequent Offering, unless such Eligible Employee subsequently enrolls in the Plan by filing an Enrollment Agreement that complies with the Company's requirements and procedures.

         An employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in that Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

7.2      CONTINUED PARTICIPATION

         A Participant shall automatically participate in the next Offering until such time as such Participant withdraws from the Plan pursuant to Section
11.3 or terminates employment as provided in Section 13. If a Participant is automatically withdrawn from an Offering at the end of a Purchase Period pursuant to Section 12, then the Participant shall automatically participate in the Offering commencing on the next regular business day.

               SECTION 8. LIMITATIONS ON RIGHT TO PURCHASE SHARES

8.1      $25,000 LIMITATION

         No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) at a rate that exceeds $25,000 in Fair Market Value, determined as of the Offering Date for each Offering (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 8.1).

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8.2      NUMBER OF SHARES PURCHASED

         No Participant shall be entitled to purchase more than 8,000 shares of Stock (or such other number as the Plan Administrator shall specify for a future Offering) under the Plan in any Purchase Period.

8.3      PRO RATA ALLOCATION

         In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may be issued under the Plan only to the extent permitted by the Board or the Plan Administrator.

                      SECTION 9. PAYMENT OF PURCHASE PRICE

9.1      GENERAL RULES

         Subject to Section 9.11, Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's Enrollment Agreement.

9.2      AMOUNT WITHHELD

         The amount of payroll withholding for each Participant for purchases pursuant to the Plan during any pay period shall be a fixed dollar amount or percentage of the Participant's Eligible Compensation, such amount to be, in either case, at least 1% of the Participant's Eligible Compensation for such pay period and not more than 10% of the Participant's Eligible Compensation for such pay period (or such other percentages as the Plan Administrator may establish for future Offerings). Amounts shall be withheld in whole dollars or percentages only, as applicable.

9.3      PAYROLL DEDUCTIONS

         Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering unless sooner altered or terminated as provided in the Plan.



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9.4      MEMORANDUM ACCOUNTS

         Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's Eligible Compensation shall be credited to such account, but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.5      NO INTEREST

         No interest shall be paid on payroll deductions received or held by the Company.

9.6      ACQUISITION OF STOCK

         Subject to Section 8, on each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of whole shares of Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price. Fractional shares may be issued under the Plan only to the extent permitted by the Board or the Plan Administrator.

9.7      REFUND OF EXCESS AMOUNTS

         Any cash balance remaining in a Participant's account at the termination of a Purchase Period that is not sufficient to purchase a whole share of Common Stock shall be applied to the purchase of Common Stock in the next Purchase Period, provided that the Participant participates in the next Purchase Period and the purchase complies with Section 8. All other amounts remaining in a Participant's account after a Purchase Date shall be refunded to the Participant as soon as practicable after the Purchase Date without the payment of any interest.

9.8      WITHHOLDING OBLIGATIONS

         At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for local, federal, state and foreign withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

9.9      TERMINATION OF PARTICIPATION

         No Stock shall be purchased on behalf of a Participant on a Purchase Date whose participation in the Plan has terminated on or before such Purchase Date.


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9.10     PROCEDURAL MATTERS

         The Plan Administrator may, from time to time, establish (a) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Plan Administrator in the Plan Administrator's sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.11     LEAVES OF ABSENCE

         During unpaid leaves of absence approved by the Company and meeting the requirements of Treasury Regulations Section 1.421-7(h)(2), a Participant may continue participation in the Plan by delivering cash payments to the Company on the Participant's normal paydays equal to the amount of his or her payroll deductions under the Plan had the Participant not taken a leave of absence. Currently, the Treasury Regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract.

                SECTION 10. COMMON STOCK PURCHASED UNDER THE PLAN

         (a) If the Plan Administrator designates or approves an ESPP Broker to hold shares under the Plan for the accounts of Participants, the following procedures shall apply. As soon as practicable following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the ESPP Broker. Each Participant shall be the beneficial owner of the Stock purchased under the Plan and shall have all the rights of beneficial ownership in such Stock. A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Stock must remain in the Participant's account at the ESPP Broker until the holding periods set forth in Code Section 423(a) has been satisfied. With respect to shares of Stock for which the Code Section 423(a) holding periods have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code
Section 423(a) holding periods.



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         (b) A Participant may direct, by written notice to the Company prior to the pertinent Purchase Date, that the ESPP Broker account be established in the names of the Participant and one such other person as may be designated by the Participant as joint tenants with right of survivorship, tenants in common or community property, to the extent and in the manner permitted by applicable law.


 SECTION 11. CHANGES IN WITHHOLDING AMOUNTS; VOLUNTARY WITHDRAWAL FROM THE PLAN

11.1     CHANGES IN WITHHOLDING AMOUNTS DURING A CURRENT OFFERING

         (a) A Participant may discontinue participation in the Plan as provided in Section 11.3, but may not otherwise change the terms of participation in a current Offering and, specifically, a Participant may not alter the amount or rate of payroll deductions for a current Offering.

         (b) Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and Section 8.2, a Participant's payroll deductions shall be decreased to 0% during any Purchase Period if the aggregate of all payroll deductions accumulated with respect to one or more Purchase Periods ending within the same calendar year exceeds $25,000 of Fair Market Value of the Stock determined as of the first day of an Offering ($21,250 to the extent the Purchase Price may be 85% of the Fair Market Value of the Stock on the Offering Date of the Offering). Payroll deductions shall re-commence at the rate provided in such Participant's Enrollment Agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless the Participant terminates participation in the Plan as provided in Section 11.3 or indicates otherwise in an amended Enrollment Agreement. Also notwithstanding the foregoing, a Participant's payroll deductions shall be decreased to 0% at such time that the aggregate of all payroll deductions accumulated with respect to a Purchase Period exceeds the amount necessary to purchase 8,000 shares of Stock in such Purchase Period (or such other number as the Plan Administrator shall specify for a future Offering). Payroll deductions shall re-commence at the rate provided in such Participant's Enrollment Agreement at the beginning of the next Purchase Period, provided the Participant continues to participate in the Plan and such participation complies with Section 8.2.

11.2     CHANGES IN WITHHOLDING AMOUNTS FOR FUTURE OFFERINGS

         Unless the Plan Administrator establishes otherwise for a future Offering, a Participant may elect to increase or decrease the amount to be withheld from his or her Eligible Compensation for future Offerings by completing and filing an amended Enrollment Agreement with the Company by such date established by the Plan Administrator. An amended Enrollment Agreement shall remain in effect until the Participant changes such agreement in accordance with the terms of the Plan.



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11.3     WITHDRAWAL FROM THE PLAN

         (a) A Participant may withdraw from the Plan, in whole but not in part, prior to a Purchase Date by delivering a completed Withdrawal Notice to the Company. Following withdrawal, the withdrawing Participant may not resume participation in the Plan during the same Offering, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Participant. The Plan Administrator may, from time to time, impose a requirement that the Withdrawal Notice be on file with the Company for a reasonable period prior to the effectiveness of the Participant's withdrawal.

         (b) Upon withdrawal from the Plan, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practicable after the withdrawal, without the payment of any interest, to the Participant, and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

                SECTION 12. AUTOMATIC WITHDRAWAL FROM AN OFFERING

         For any future Offering with multiple Purchase Periods within such Offering, if the Fair Market Value of the Stock on a Purchase Date of any such Offering (other than the final Purchase Date of such Offering) is less than the Fair Market Value of the Stock on the Offering Date for such Offering and the Plan Administrator has established that the Purchase Price for the Offering may be the lesser of the Fair Market Value (or a percentage thereof) of the Stock on the Offering Date and the Fair Market Value of the Stock on the Purchase Date, then every Participant shall automatically (a) be withdrawn from such Offering at the close of such Purchase Date and (b) after the acquisition of Stock for such Purchase Period, be enrolled in the Offering commencing on the first business day subsequent to such Purchase Period.

                      SECTION 13. TERMINATION OF EMPLOYMENT

         A Participant's termination of employment with the Company for any reason, including by reason of retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant's participation in the Plan. In such event, the payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative, and all the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 13.

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                    SECTION 14. RESTRICTIONS UPON ASSIGNMENT

14.1     TRANSFERABILITY

         Options may not be assigned, pledged or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or the laws of descent and distribution. The Plan Administrator shall not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option.

14.2     BENEFICIARY DESIGNATION

         A Participant may designate on a Company-approved form a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to the Participant of such shares and cash. In addition, a Participant may designate on a Company-approved form a beneficiary who is to receive any cash from the Participant's account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Company.

            SECTION 15. NO RIGHTS OF SHAREHOLDER UNTIL SHARES ISSUED

         With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the shares have been issued following exercise of the Participant's Option.

        SECTION 16. LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

         The Plan is intended to provide Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Stock purchased under the Plan at any time he or she chooses subject to compliance with Company policies and any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Stock.



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                             SECTION 17. ADJUSTMENTS

17.1     ADJUSTMENT OF SHARES

         In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Stock subject to the Plan as set forth in Section 4, (ii) the maximum number and kind of securities that are subject to any outstanding Option and the per share price of such securities and (iii) the maximum number and kind of shares of Stock that may be purchased by a Participant in a Purchase Period. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution, liquidation or Company Transaction shall not be governed by this Section 17.1 but shall be governed by Sections 17.2 and 17.3, respectively.

17.2     DISSOLUTION OR LIQUIDATION OF THE COMPANY

         In the event of the dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date that shall occur prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Plan Administrator. The Plan Administrator shall notify each Participant in writing prior to the new Purchase Date that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11.3.

17.3     COMPANY TRANSACTION

         In the event of a Company Transaction, each outstanding Option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the "Successor Company"). In the event that the Successor Company refuses to assume or substitute for the Option, any Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Company Transaction. The Plan Administrator shall notify each Participant in writing, prior to the new Purchase Date, that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11.3.




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17.4     LIMITATIONS

         The grant of Options shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          SECTION 18. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

18.1     AMENDMENT

         The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval shall be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan or (b) otherwise require shareholder approval under any applicable law or regulation; and provided further, no amendment to the Plan shall make any change in any Option previously granted which adversely affects the rights of any Participant.

18.2     SUSPENSION OR TERMINATION

         The Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on, and no Options shall be granted after, February 5, 2013.

         No Options shall be granted during any period of suspension of the Plan. Except as provided in Section 17, no such termination of the Plan may affect Options previously granted; provided, however, that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering and a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change in the generally accepted accounting rules applicable to the Plan.

                               SECTION 19. GENERAL

19.1     NO RIGHTS AS AN EMPLOYEE

         Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company or a Parent Corporation or a Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.


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19.2     EFFECT UPON OTHER PLANS

         The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to
(a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

19.3     NOTICES

         All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, that is designated by the Plan Administrator from time to time for the receipt thereof, and, in the absence of such a designation, the Company's Human Resources Department; Attn: Director, Compensation and Benefits, shall be authorized to receive such notices or other communications.

19.4     REGISTRATION; CERTIFICATES FOR SHARES

         The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

19.5     INDEMNIFICATION

         Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.


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         The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

19.6     NO TRUST OR FUND

         The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

19.7     SEVERABILITY

         If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option.

19.8     CHOICE OF LAW

         The Plan, all Options granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

                           SECTION 20. EFFECTIVE DATE

         The Plan's effective date is the date on which it is adopted by the Board, provided the shareholders approve the Plan within twelve months of such date.

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